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                                                                     EX-99.B8(b)

                               CUSTODY AGREEMENT


This Agreement is made as of the 1st day of January, 1996 (the "Agreement"), by and between MASTER INVESTMENT PORTFOLIO (the "Trust") on behalf of those Master Portfolios named in the Appendix, as amended from time to time, (hereinafter called the "Master Portfolios"), and BZW BARCLAYS GLOBAL INVESTORS, N.A., a special purpose trust company (hereinafter called the "Custodian").

                                  WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Trust and the Custodian agree as follows:

      1.     Definitions

       The word "securities" as used herein include stocks, shares, bonds, debentures, notes, mortgages, or other obligations and any certificates, receipts, warrants, options or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interests therein, or in any property or assets.

       The words "officers' certificate" shall mean a certification in writing signed in the name of the Trust by those persons who are officers of the Trust who are duly authorized to sign by the Board of Trustees of the Trust (the "Board of Trustees").

       The word "depository" shall mean The Depository Trust Company ("DTC"), Participants Trust Company ("PTC"), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s), provided the Custodian has received a certified copy of a resolution of the Board of Trustees specifically approving deposits in DTC, PTC or such other clearing agency. The Term "Depository" shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 thereunder, under the Investment Company Act of 1940, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board of Trustees specifically approving deposits therein by the Custodian.

      2.     Names, Titles and Signatures of Trust's Officers

       An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any charges which may occur from time to time.


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      3.     Appointment and Authority of Custodian:  Accounts, Receipt and
             Disbursement of Money

             A. The Trust hereby appoints Custodian as custodian of all securities and moneys at any time owned by the Master Portfolios during the term of this Agreement. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

             B. Custodian shall open and maintain a separate account or accounts in the name of the Master Portfolios. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Master Portfolios. Custodian shall make payments of cash to, or for the account of, the Master Portfolios from such cash only (a) for the purchase of securities for the portfolios of the Master Portfolios upon the delivery of such securities to Custodian, registered in the name of the Master Portfolios or in the name of the nominee of Custodian referred to in Section 7 hereof or in the proper form for transfer, (b) for the purchase or redemption of shares of beneficial ownership of the Master Portfolios, (c) for the payment of interest, dividends, taxes, Director's fees or operating expenses (including, without limitation, fees for legal, accounting and auditing services and expense for printing and postage), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Master Portfolios held by or to be delivered to Custodian, or (e) for other purposes certified by resolution of the Trust's Board of Trustees. Before making any such payment Custodian shall receive instructions from the Trust requesting such payment.

             C. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Master Portfolios.

             D. Subject to the requirements of the Investment Company Act of 1940 and subject to the approval of the Trust's Board of Trustees, the Custodian shall have the authority to keep and maintain the Master Portfolios' securities with certain sub-custodians, including, but not limited to, Bankers Trust Company, the Federal Reserve Book-Entry System DTC, PTC and other depositories as defined above.

      4.     Receipt of Securities

             Custodian shall hold in a separate account, pursuant to the provisions hereof, all securities received by it from or for the account of the Master Portfolios. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Master Portfolios pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the direction of the Master Portfolios and only for the account of such Master Portfolios as set forth in
Section 5 of this Agreement.


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      5.     Transfer, Exchange, Redelivery, etc. of Securities

             Custodian shall have power to release or deliver any securities of the Master Portfolios held by it pursuant to this Agreement on the direction of the Master Portfolios. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of such Master Portfolios upon receipt by Custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by a broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for, or upon conversion into, other securities alone or other securities and cash, whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for other proper purposes. As to any deliveries made by Custodian pursuant to items (a), (b), (d), (e), (f), or (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a) through (g) inclusive of this Section 5 and also, in respect of item
(h), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made; provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument if an authorized officer of the Trust issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

      6.     Custodian's Acts Without Instructions

             Unless and until Custodian receives an officers' certificate or other written instructions to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Master Portfolios which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Master Portfolios; (b) collect interest and cash dividends received, with notice to the Master Portfolios, for the account of the Master Portfolios; (c) hold for the account of the Master Portfolios hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute as agent on behalf of the Master Portfolios all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Master Portfolios' name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.


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      7.     Registration of Securities

             Except as otherwise directed by an officers' certificate Custodian shall register all securities, except such as are in bearer form, in nominee form, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to insure that the specific securities held by it hereunder shall be at all times identifiable in its records.

             The Trust shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of a nominee, any securities which it may hold for the account of the Master Portfolios and which from time to time may be registered in the name of the Master Portfolios.

      8.     Voting and Other Action

             Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Master Portfolios, except in accordance with the guidelines approved by the Trust.

      9.     Transfer Tax and Other Disbursements

             The Trust shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary, reasonable and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

             Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required, under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

      10.    Concerning Custodian

             The Custodian shall not be entitled to compensation for providing custody services to the Master Portfolios pursuant to this Agreement so long as Custodian or BZW Barclays Global Fund Advisors receives fees for providing investment advisory (or sub-advisory) services to the Master Portfolios. If it or BZW Barclays Global Fund Advisors no longer receives compensation for providing such services, Custodian shall be entitled to such compensation as it may from time negotiate with the Trust.

             Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Trustees, and may rely on the


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genuineness of any such document which it may in good faith believe to have been validly executed.

             The Trust agrees to reimburse and make Custodian and its nominee whole from all taxes, charges, expenses, assessments, claims, and liabilities (including reasonable attorney's fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Master Portfolios, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (except such as may arise from Custodian or its nominee's own negligent action, negligent failure to act or willful misconduct, and excluding any compensation payable by the Master Portfolios to Custodian hereunder), any property at any time held for the account of the Master Portfolios shall be security therefor.

             Custodian shall reimburse, indemnify and make the Master Portfolios whole for any actual loss or damages, including reasonable fees and expenses of counsel, arising from Custodian's negligent action, negligent failure to act or its willful misconduct.

      11.    Reports by Custodian

             Custodian shall furnish the Master Portfolios from time to time with a statement summarizing all transactions and entries for the account of the Master Portfolios. Custodian shall furnish the Master Portfolios at the end of every month with a list of the portfolio securities held for the Master Portfolios showing the aggregate cost of each issue. Custodian shall furnish the Master Portfolios, at the close of each quarter of the Master Portfolios' fiscal year, with a list showing the cost of the securities held by it for the Master Portfolios hereunder, adjusted for all commitments confirmed by the Master Portfolios as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and auditors employed by, the Trust.

      12.    Termination of Agreement

             This Agreement may be terminated by the Master Portfolios on ninety (90) days notice, given in writing and sent by registered mail, to Custodian at 45 Fremont Street, San Francisco, California 94105, or to the Trust at 525 Market Street, Suite 1200, San Francisco, California 94163. Upon termination of this Agreement, pending appointment of a successor to Custodian, Custodian shall deliver cash, securities or other property of the Master Portfolios only to a bank (as defined in the Investment Company Act of 1940, as amended; the "1940 Act") located in San Francisco, California of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of condition of not less than Two Million Dollars ($2,000,000) as custodian for the Master Portfolios to be held under terms similar to those of this Agreement provided, however, that Custodian shall not be required to make any


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such delivery or payment until full payment shall have been made by the Master
Portfolios of all liabilities constituting a charge on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement. This Agreement may not be assigned by Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

      13.    Deposits of Securities in Securities Depositories

             No provision of the Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository; provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations (including all applicable requirements of the 1940 Act and the rules and regulations promulgated thereunder) and the Board of Trustees approves by resolution the use of such central securities clearing agency or securities depository.

      14.    Records

             To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the 1940 Act or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.


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             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above- written by their respective representatives thereunto duly authorized.

                         MASTER INVESTMENT PORTFOLIO

                         By:  /s/ Richard H. Blank, Jr.
                              -------------------------------

                         Name: Richard H. Blank, Jr.
                               ------------------------------

                         Title: Secretary, Treasurer and
                                Chief Operating Officer
                                -----------------------------



                         BZW BARCLAYS GLOBAL INVESTORS, N.A.

                         By: /s/ Judith M. Nolte
                             -------------------------------

                         Name: Judith M. Nolte
                               -----------------------------

                         Title: Senior Counsel,
                                Assistant Secretary
                                ----------------------------


                         By:   /s/ Andrea M. Zolberti
                               -----------------------------

                         Name: Andrea M. Zolberti
                               -----------------------------

                         Title: Chief Financial Officer
                                ----------------------------



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                                    APPENDIX


Asset Allocation Master Portfolio
Bond Index Master Portfolio
S&P 500 Index Master Portfolio
U.S. Treasury Allocation Master Portfolio
LifePath 2000 Master Portfolio
LifePath 2010 Master Portfolio
LifePath 2020 Master Portfolio
LifePath 2030 Master Portfolio
LifePath 2040 Master Portfolio


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